EXHIBIT 99.1

QCR Holdings, Inc. Announces Third Quarter Earnings and Successful Closing of Des Moines Acquisition

MOLINE, Ill., Oct. 27, 2016 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ:QCRH) today announced net income of $6.1 million and diluted earnings per share (“EPS”) of $0.46 for the quarter ended September 30, 2016.  This included $1.5 million of acquisition costs (after-tax) related to the previously announced acquisition of Community State Bank (“CSB”).  Excluding these acquisition costs and other non-core items, the Company reported core net income (non-GAAP) of $7.5 million and diluted EPS of $0.57.  By comparison, for the quarter ended June 30, 2016, the Company reported net income of $6.7 million and diluted EPS of $0.53.  This included $231 thousand of acquisition costs (after-tax) related to CSB.  For the third quarter of 2015, the Company reported net income of $6.5 million and diluted EPS of $0.55.

For the nine months ended September 30, 2016, the Company reported net income of $19.2 million and diluted EPS of $1.52.  Excluding acquisition costs and other non-core items, the Company reported core net income (non-GAAP) of $20.6 million and diluted EPS of $1.64.  By comparison, for the nine months ended September 30, 2015, the Company reported net income of $10.1 million and diluted EPS of $1.01.  This included several nonrecurring items, including $4.5 million of losses on debt extinguishments (after-tax) related to the balance sheet restructuring that took place in the second quarter of 2015.

“Our core operating performance for the first nine months of 2016 has been solid,” commented Douglas M. Hultquist, President and Chief Executive Officer, “and we continue to strategize and explore ways to improve our profitability through our ongoing key initiatives.  Our core return on average assets (non-GAAP) has improved from 0.77% to 1.02%, when comparing the first nine months of 2015 to the same period of the current year.  This is the result of solid loan growth, reductions in wholesale borrowings, continued margin improvements, and strong fee income.”

Organic Loan and Lease Growth Strong at 10.6% Annualized Year-To-Date
Swap Fee Income and Gains on the Sale of Government Guaranteed Loans Total $4.1 Million Year-To-Date

During the third quarter of 2016, the Company’s total assets increased $597.6 million, or 22%, to a total of $3.28 billion, while total loans and leases grew $437.8 million.  Of the $437.8 million of loan growth, $419.5 million related to the acquisition of CSB, while the remaining $18.3 million was organic growth.  The organic loan and lease growth was funded primarily by deposits, which increased $140.1 million in the third quarter, excluding the acquisition of CSB.  This deposit growth also allowed the Company to further reduce borrowings.

“Loan and lease growth, excluding the effects of the acquisition, totaled $143.1 million, or an annualized rate of 10.6%, for the first nine months of the year,” commented Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer.  “Strong loan and lease growth has helped us meet our targeted annual organic growth rate of 10-12% and continues to keep our loan and leases to asset ratio within our targeted range of 70-75%.”

“Swap fee income and gains on the sale of government guaranteed loans were strong for the first nine months of 2016, totaling $4.1 million,” said Mr. Gipple.  “We plan to continue executing these types of transactions, as they provide unique and beneficial solutions for our clients.  We also look forward to offering these products in our newest market, Des Moines/Ankeny.”

Net Interest Margin Expanded 9 Basis Points in Third Quarter

Net interest income totaled $23.6 million for the quarter ended September 30, 2016.  By comparison, net interest income totaled $21.0 million and $20.1 million for the quarters ended June 30, 2016 and September 30, 2015, respectively.  Net interest income totaled $65.2 million for the nine months ended September 30, 2016, an increase of 15.6% from the same period of the prior year.  Net interest income attributable to CSB totaled $2.3 million for the partial quarter.

“Net interest margin increased nine basis points from the prior quarter to 3.71%,” stated Mr. Gipple.  He added, “The improvement in margin this quarter was attributable to the addition of Community State Bank.  CSB’s strong margin and solid earnings will contribute significantly to our efforts to achieve upper-quartile ROAA performance and continue to drive shareholder value.  For the month of September 2016, CSB had $546.0 million in average earning assets with a net interest margin of 4.99%.  CSB’s net interest margin prior to acquisition typically ranged from 3.80% to 4.00%.  This has increased due to purchase accounting adjustments, primarily the accretion of the loan discount, including the acceleration of discounts related to the payoff of purchased credit impaired loans.”

Nonperforming Assets to Total Assets Ratio Flat During the Third Quarter

Nonperforming assets (“NPAs”) increased $3.8 million in the current quarter, which was due to the acquisition of CSB.  The ratio of NPAs to total assets was 0.69% at September 30, 2016, which was down from 0.70% at June 30, 2016 and down from 0.80% a year ago.

“Asset quality at our newest charter, CSB, is strong and very much in line with the rest of our subsidiaries, resulting in a slight reduction of our NPAs to total assets ratio this quarter.  We remain committed to further improving asset quality,” stated Mr. Hultquist.

The Company’s provision for loan and lease losses totaled $1.6 million for the third quarter of 2016, which was up $410 thousand from the prior quarter, and flat as compared to the third quarter of 2015.  The increase in provision in the third quarter of 2016 is primarily attributable to the addition of CSB.  As of September 30, 2016, the Company’s allowance to total loans and leases was 1.22%, which was down from 1.46% at June 30, 2016 and down from 1.45% at September 30, 2015.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of CSB were recorded at market value; therefore, there was no allowance associated with CSB’s loans at acquisition.  Management continues to evaluate the allowance needed on the acquired CSB loans factoring in the net remaining discount ($12.7 million at September 30, 2016).  When factoring this remaining discount into the Company’s allowance to total loans and leases calculation, the Company’s allowance as a percentage of total loans and leases increases from 1.22% to 1.76%.

Capital Levels Remain Strong

The Company’s total risk-based capital ratio was 11.45%, the common equity tier 1 ratio was 9.32% and the tangible common equity to tangible assets ratio decreased to 7.92%, all as of September 30, 2016.  For comparison, these respective ratios were 14.29%, 11.72% and 10.10% as of June 30, 2016.  The decrease in the Company’s capital ratios was primarily due to the acquisition of CSB.

Acquisition of Community State Bank, Headquartered in Des Moines/Ankeny, Iowa

“We are excited about adding such a talented team to the Company and are encouraged by the opportunity for strong growth in Ankeny and the entire Des Moines MSA,” stated Mr. Gipple.

As of September 30, 2016, CSB had total assets of $580.2 million, consisting primarily of loans totaling $419.5 million and a securities portfolio of $90.2 million.  These assets were funded by $481.3 million of deposits and $15.3 million of borrowings.  CSB reported net income for the partial quarter of $189 thousand, which included $473 thousand of after tax acquisition costs.

Preliminary purchase accounting adjustments were recorded in the third quarter and the resulting accounting marks and the net dilution to tangible book value per share were more favorable than projected when the Company announced the CSB transaction in May of 2016.

Actual dilution to tangible book value per share from the transaction, including the common stock issuance of $30.1 million in May of 2016, was only $1.03 per share, or 4.91%.  This compares favorably to the $1.25 per share and 6.11% dilution that was projected.

“The terms of the transaction required CSB to retain its earnings through the closing date.  Due to better than projected CSB earnings and more favorable valuation marks, our earn-back on the tangible book value dilution from the transaction should be even more rapid than the three year earn-back we cited in our transaction announcement this past May,” stated Mr. Gipple.

Significant One-Time Gain Used to Further Restructure Balance Sheet
And Strengthen Net Interest Margin

This quarter, the Company had the opportunity to sell an investment and recognize a gain of approximately $4.0 million.  This gain was utilized to further reduce wholesale borrowings by $60 million at a blended rate of 3.24% and further de-lever the balance sheet with the sale of $28 million in securities yielding 1.48%.  The remaining funding was replaced by a mix of core deposits and overnight borrowings.  These transactions were recorded near the end of the quarter.  The positive impact on future earnings will be an increase in net interest income of approximately $1.3 million annually, increasing NIM by approximately 10 basis points.

Filing of Form S-3 Shelf Registration Statement

The Company today filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission ("SEC").  When declared effective by the SEC, the registration statement will allow QCR Holdings, Inc. to offer and sell various types of securities, including common stock, preferred stock, debt securities and/or warrants, from time to time up to an aggregate amount of $100 million.  The Company utilized $30.1 million of its previous shelf registration filing through the offer and sale of its common stock in the second quarter of 2016 to help fund the acquisition of CSB.  This Form S-3 filing will replenish the amount available to the previous $100 million.  The specific terms and prices of any securities offered pursuant to the registration statement will be determined at the time of any future offering and described in a separate prospectus supplement, which would be filed with the SEC at the time of the particular offering, if any.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, and Rockford communities through its wholly owned subsidiary banks.  Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, Community State Bank, which is based in Ankeny, Iowa and was acquired by the Company in 2016, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and wealth management services.  Quad City Bank & Trust Company also provides correspondent banking services.  In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.  Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business, including the Basel III regulatory capital reforms, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions (including the acquisition of CSB), which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015

	(dollars in thousands)
CONDENSED BALANCE SHEET

Cash and due from banks	$61,213	$49,581	$44,931	$41,742	$40,975
Federal funds sold and interest-bearing deposits	96,047	68,432	57,229	56,164	66,684
Securities	564,930	510,959	537,317	577,109	590,775
Net loans/leases	2,331,774	1,894,676	1,846,428	1,771,882	1,730,138
Core deposit intangible	7,614	1,372	1,422	1,471	1,521
Goodwill	13,632	3,223	3,223	3,223	3,223
Other intangible assets	1,509	-	-	-	-
Other assets	204,267	155,191	150,123	141,607	142,539
Total assets	$3,280,986	$2,683,434	$2,640,673	$2,593,198	$2,575,855

Total deposits	$2,594,913	$1,973,594	$1,989,573	$1,880,666	$1,855,319
Total borrowings	312,104	381,874	347,901	444,162	456,091
Other liabilities	93,112	52,849	68,056	42,484	43,330
Total stockholders' equity	280,857	275,117	235,143	225,886	221,115
Total liabilities and stockholders' equity	$3,280,986	$2,683,434	$2,640,673	$2,593,198	$2,575,855

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans	$804,308	$706,261	$682,057	$648,160	$647,398
Commercial real estate loans	1,070,305	784,379	766,159	724,369	692,569
Direct financing leases	166,924	169,928	172,774	173,656	173,304
Residential real estate loans	229,081	180,482	173,096	170,433	165,061
Installment and other consumer loans	81,918	73,658	71,842	73,669	69,863
Deferred loan/lease origination costs, net of fees	8,065	8,065	7,895	7,736	7,477
Total loans/leases	$2,360,601	$1,922,773	$1,873,823	$1,798,023	$1,755,672
Less allowance for estimated losses on loans/leases	28,827	28,097	27,395	26,141	25,534
Net loans/leases	$2,331,774	$1,894,676	$1,846,428	$1,771,882	$1,730,138

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$67,885	$88,321	$132,742	$213,537	$247,625
Municipal securities	360,330	302,689	285,009	280,203	265,293
Residential mortgage-backed and related securities	133,173	116,765	116,452	80,670	74,901
Other securities	3,542	3,184	3,114	2,699	2,956
Total securities	$564,930	$510,959	$537,317	$577,109	$590,775

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$764,615	$615,764	$641,859	$615,292	$585,300
Interest-bearing demand deposits	1,298,781	918,036	916,455	886,294	877,642
Time deposits	420,470	337,584	331,786	309,974	302,978
Brokered deposits	111,047	102,210	99,473	69,106	89,399
Total deposits	$2,594,913	$1,973,594	$1,989,573	$1,880,666	$1,855,319

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$83,343	$78,000	$80,000	$97,000	$102,000
Overnight FHLB advances (1)	55,300	118,900	70,500	54,000	31,000
Wholesale structured repurchase agreements	45,000	100,000	100,000	110,000	115,000
Customer repurchase agreements	8,265	21,441	52,153	73,873	74,404
Federal funds purchased	51,750	30,120	11,870	70,790	93,160
Junior subordinated debentures	33,446	33,413	33,378	38,499	40,527
Other borrowings	35,000	-	-	-	-
Total borrowings	$312,104	$381,874	$347,901	$444,162	$456,091

(1) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 0.44%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2016	2015

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$74,232	$67,093
Interest expense	8,995	10,683
Net interest income	65,237	56,410
Provision for loan/lease losses	4,879	5,694
Net interest income after provision for loan/lease losses	$60,358	$50,716

Trust department fees	$4,607	$4,676
Investment advisory and management fees	2,117	2,251
Deposit service fees	3,029	2,790
Gain on sales of residential real estate loans	289	266
Gain on sales of government guaranteed portions of loans	2,701	900
Swap fee income	1,358	1,183
Securities gains, net	4,628	473
Earnings on bank-owned life insurance	1,324	1,319
Debit card fees	1,127	912
Correspondent banking fees	801	916
Participation service fees on commercial loan participations	694	648
Fee income from early termination of leases	173	251
Credit card issuing fees	413	404
Other	747	1,162
Total noninterest income	$24,008	$18,151

Salaries and employee benefits	$32,921	$32,710
Occupancy and equipment expense	5,798	5,508
Professional and data processing fees	4,921	4,683
Acquisition costs	2,401	-
FDIC insurance, other insurance and regulatory fees	1,867	2,152
Loan/lease expense	420	602
Net cost of operation of other real estate	513	(1,090)
Advertising and marketing	1,367	1,368
Postage and communications	711	684
Stationery and supplies	491	424
Bank service charges	1,247	1,089
Losses on debt extinguishment, net	4,220	6,894
Correspondent banking expense	565	518
Other	1,737	1,776
Total noninterest expense	$59,179	$57,318

Net income before taxes	$25,187	$11,549
Income tax expense	6,030	1,406
Net income	$19,157	$10,143

Basic EPS	$1.55	$1.03
Diluted EPS	$1.52	$1.01

Weighted average common shares outstanding	12,398,491	9,878,882
Weighted average common and common equivalent shares outstanding	12,580,042	10,024,441

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$26,817	$23,913	$23,502	$22,910	$23,141
Interest expense	3,186	2,904	2,905	3,024	3,004
Net interest income	23,631	21,009	20,597	19,886	20,137
Provision for loan/lease losses	1,608	1,198	2,073	1,177	1,635
Net interest income after provision for loan/lease losses	$22,023	$19,811	$18,524	$18,709	$18,502

Trust department fees	$1,519	$1,512	$1,576	$1,455	$1,532
Investment advisory and management fees	766	693	658	721	782
Deposit service fees	1,151	947	931	1,003	985
Gain on sales of residential real estate loans	144	84	60	57	85
Gain on sales of government guaranteed portions of loans	219	1,604	879	405	760
Swap fee income	334	168	857	535	63
Securities gains, net	4,252	18	358	325	57
Earnings on bank-owned life insurance	450	480	394	443	407
Debit card fees	475	344	308	290	333
Correspondent banking fees	254	245	302	275	311
Participation service fees on commercial loan participations	237	246	211	218	202
Fee income from early termination of leases	95	66	12	46	89
Credit card issuing fees	137	139	137	134	134
Lawsuit settlement	-	-	-	-	387
Other	390	216	139	271	276
Total noninterest income	$10,423	$6,762	$6,822	$6,178	$6,403

Salaries and employee benefits	$11,202	$10,917	$10,801	$10,258	$10,583
Occupancy and equipment expense	2,086	1,885	1,827	1,535	1,864
Professional and data processing fees	1,931	1,542	1,447	840	1,742
Acquisition costs	2,046	355	-	-	-
FDIC insurance, other insurance and regulatory fees	583	650	634	573	702
Loan/lease expense	103	154	163	281	91
Net cost of operation of other real estate	133	278	102	(4)	(1,118)
Advertising and marketing	548	433	386	532	460
Postage and communications	238	257	217	252	221
Stationery and supplies	168	158	165	171	145
Bank service charges	415	415	416	396	392
Losses on debt extinguishment, net	4,137	-	83	291	-
Correspondent banking expense	206	182	177	186	177
Other	684	518	536	528	688
Total noninterest expense	$24,480	$17,744	$16,954	$15,839	$15,947

Net income before taxes	$7,966	$8,829	$8,392	$9,048	$8,958
Income tax expense	1,858	2,153	2,019	2,263	2,469
Net income	$6,108	$6,676	$6,373	$6,785	$6,489

Basic EPS	$0.47	$0.54	$0.54	$0.58	$0.55
Diluted EPS	$0.46	$0.53	$0.53	$0.57	$0.55

Weighted average common shares outstanding	13,066,777	12,335,077	11,793,620	11,744,495	11,713,993
Weighted average common and common equivalent shares outstanding	13,269,703	12,516,474	11,953,949	11,926,038	11,875,930

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2016	2016	2016	2015	2015	2016	2015

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	13,075,307	13,057,368	11,814,911	11,761,083	11,728,911
Book value per common share (1)	$21.48	$21.07	$19.90	$19.21	$18.85
Tangible book value per common share (2)	$19.74	$20.72	$19.51	$18.81	$18.45
Closing stock price	$31.74	$27.19	$23.79	$24.29	$21.87
Market capitalization	$415,010	$355,030	$281,077	$285,677	$256,511
Market price / book value	147.77%	129.05%	119.53%	126.47%	116.01%
Market price / tangible book value	160.79%	131.24%	121.94%	129.15%	118.55%
Earnings per common share (basic) LTM (3)	$2.13	$2.21	$1.62	$1.64	$1.40
Price earnings ratio LTM (3)	14.90 x	12.30 x	14.69 x	14.81 x	15.62 x
TCE / TA (4)	7.92%	10.10%	8.74%	8.55%	8.42%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$275,117	$235,143	$225,886	$221,115	$211,697
Net income	6,108	6,676	6,373	6,785	6,489
Other comprehensive income (loss), net of tax	(361)	1,181	2,525	(2,287)	2,256
Common cash dividends declared	(521)	(521)	(471)	(469)	-
Proceeds from issuance of 1,215,000 shares of common stock, net of costs	-	29,829	-	-	-
Other (5)	514	2,809	830	742	673
Ending balance	$280,857	$275,117	$235,143	$225,886	$221,115

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	11.45%	14.29%	12.68%	13.11%	13.06%
Tier 1 risk-based capital ratio	10.40%	13.04%	11.45%	11.88%	11.83%
Tier 1 leverage capital ratio	10.09%	11.18%	9.85%	9.75%	9.73%
Common equity tier 1 ratio	9.32%	11.72%	10.11%	10.33%	10.16%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	0.85%	1.01%	0.98%	1.04%	1.01%	0.94%	0.53%
Return on average total equity (annualized)	8.78%	10.46%	11.02%	12.14%	11.99%	10.02%	7.43%
Net interest margin (TEY) (7)	3.71%	3.62%	3.59%	3.41%	3.51%	3.65%	3.37%
Efficiency ratio	71.89%	63.89%	61.83%	61.22%	61.88%	66.31%	77.32%
Gross loans and leases / total assets	71.95%	71.65%	70.96%	69.34%	68.16%	71.95%	68.16%
Full-time equivalent employees (8)	572	410	406	406	406	572	406

AVERAGE BALANCES
Assets	$2,865,947	$2,640,678	$2,602,350	$2,611,276	$2,563,739	$2,702,992	$2,529,469
Loans/leases	2,077,376	1,899,932	1,833,950	1,764,275	1,744,043	1,937,086	1,688,605
Deposits	2,243,397	2,033,116	1,980,056	1,978,737	1,881,604	2,085,524	1,809,199
Total stockholders' equity	278,369	255,391	231,247	223,553	216,453	255,002	182,134

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) LTM : Last twelve months.
(4) TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7) TEY : Tax equivalent yield.
(8) Full-time equivalent employees increased by 162 in the current quarter due to the acquisition of Community State Bank.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$17,685	$13	0.29%	$14,174	$11	0.31%	$22,435	$8	0.14%
Interest-bearing deposits at financial institutions	67,807	103	0.60%	50,747	62	0.49%	51,380	67	0.52%
Securities (1)	525,417	4,826	3.65%	505,697	4,573	3.64%	591,538	4,683	3.14%
Restricted investment securities	14,877	132	3.53%	14,171	134	3.80%	14,224	127	3.54%
Loans (1)	2,077,376	23,330	4.47%	1,899,932	20,497	4.34%	1,744,043	19,564	4.45%
Total earning assets (1)	$2,703,162	$28,404	4.18%	$2,484,721	$25,277	4.09%	$2,423,620	$24,449	4.00%

Interest-bearing deposits	$1,116,325	$717	0.26%	$941,856	$600	0.26%	$822,178	$465	0.22%
Time deposits	422,603	755	0.71%	425,216	744	0.70%	414,396	675	0.65%
Short-term borrowings	30,208	12	0.16%	50,122	18	0.14%	147,880	64	0.17%
Federal Home Loan Bank advances	118,564	421	1.41%	128,956	416	1.30%	131,343	537	1.62%
Junior subordinated debentures	33,430	306	3.64%	33,396	302	3.64%	40,510	317	3.10%
Other borrowings	116,856	975	3.32%	100,008	824	3.31%	115,017	945	3.26%
Total interest-bearing liabilities	$1,837,986	$3,186	0.69%	$1,679,554	$2,904	0.70%	$1,671,324	$3,003	0.71%

Net interest income / spread (1)		$25,218	3.49%		$22,373	3.39%		$21,446	3.29%
Net interest margin (1)			3.71%			3.62%			3.51%

	For the Nine Months Ended
	September 30, 2016			September 30, 2015
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$16,364	$36	0.29%	$18,549	$18	0.13%
Interest-bearing deposits at financial institutions	53,063	226	0.57%	55,528	208	0.50%
Securities (1)	527,162	14,084	3.57%	608,687	13,725	3.01%
Restricted investment securities	14,396	396	3.67%	15,083	378	3.35%
Loans (1)	1,937,085	63,784	4.40%	1,688,605	56,452	4.47%
Total earning assets (1)	$2,548,070	$78,526	4.12%	$2,386,452	$70,781	3.97%

Interest-bearing deposits	$994,476	$1,931	0.26%	$797,892	$1,357	0.23%
Time deposits	415,808	2,175	0.70%	391,218	1,939	0.66%
Short-term borrowings	55,623	74	0.18%	163,091	181	0.15%
Federal Home Loan Bank advances	125,319	1,278	1.36%	170,520	2,983	2.34%
Junior subordinated debentures	33,825	913	3.61%	40,475	937	3.10%
Other borrowings	106,201	2,624	3.30%	131,278	3,286	3.35%
Total interest-bearing liabilities	$1,731,252	$8,995	0.69%	$1,694,474	$10,683	0.84%

Net interest income / spread (1)		$69,531	3.43%		$60,098	3.13%
Net interest margin (1)			3.65%			3.37%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015

	(dollars in thousands, except per share data)

ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$28,097	$27,395	$26,141	$25,534	$26,146
Provision charged to expense	1,608	1,198	2,073	1,177	1,635
Loans/leases charged off	(987)	(634)	(868)	(1,106)	(2,476)
Recoveries on loans/leases previously charged off	109	138	49	536	229
Ending balance	$28,827	$28,097	$27,395	$26,141	$25,534

NONPERFORMING ASSETS (2)
Nonaccrual loans/leases	$14,371	$10,737	$10,772	$10,648	$11,269
Accruing loans/leases past due 90 days or more	392	86	47	3	3
Troubled debt restructures - accruing	1,825	1,753	1,157	1,054	1,040
Total nonperforming loans/leases	16,588	12,576	11,705	12,312	14,854
Other real estate owned	5,808	6,179	6,680	7,151	8,140
Other repossessed assets	353	154	46	246	194
Total nonperforming assets	$22,749	$18,909	$19,102	$20,646	$27,103

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.69%	0.70%	0.71%	0.74%	0.80%
Allowance / total loans/leases (1)	1.22%	1.46%	1.46%	1.45%	1.45%
Allowance / nonperforming loans/leases (1)	173.78%	223.42%	228.75%	223.33%	207.39%

(1) Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.
(2) The increase in nonperforming assets during the third quarter of 2016 was the result of the acquisition of CSB.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2016	2016	2015	2016	2015

	(dollars in thousands)

TOTAL ASSETS

Quad City Bank and Trust (1)	$1,407,733	$1,390,025	$1,328,053
m2 Lease Funds, LLC	208,080	207,334	195,712
Cedar Rapids Bank and Trust	887,593	904,367	867,064
Community State Bank - Ankeny	580,210	N/A	N/A
Rockford Bank and Trust	393,192	402,157	360,348

TOTAL DEPOSITS

Quad City Bank and Trust (1)	$1,110,512	$1,049,049	$919,904
Cedar Rapids Bank and Trust	727,446	690,377	685,537
Community State Bank - Ankeny	481,256	N/A	N/A
Rockford Bank and Trust	294,193	296,613	254,050

TOTAL LOANS & LEASES

Quad City Bank and Trust (1)	$994,628	$968,905	$853,755
m2 Lease Funds, LLC	206,800	205,883	194,911
Cedar Rapids Bank and Trust	634,929	648,727	617,215
Community State Bank - Ankeny	419,498	N/A	N/A
Rockford Bank and Trust	311,545	305,141	284,703

TOTAL LOANS & LEASES / TOTAL ASSETS

Quad City Bank and Trust (1)	71%	70%	64%
Cedar Rapids Bank and Trust	72%	72%	71%
Community State Bank - Ankeny	72%	N/A	N/A
Rockford Bank and Trust	79%	76%	79%

ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

Quad City Bank and Trust (1)	1.30%	1.31%	1.34%
m2 Lease Funds, LLC	1.69%	1.80%	1.80%
Cedar Rapids Bank and Trust	1.69%	1.65%	1.60%
Community State Bank - Ankeny (2)	0.07%	N/A	N/A
Rockford Bank and Trust	1.58%	1.53%	1.49%

RETURN ON AVERAGE ASSETS

Quad City Bank and Trust (1)	1.12%	1.24%	1.23%	1.10%	0.79%
Cedar Rapids Bank and Trust	1.48%	1.46%	1.36%	1.44%	0.77%
Community State Bank - Ankeny (3)	0.39%	N/A	N/A	0.39%	N/A
Rockford Bank and Trust	0.96%	0.80%	0.88%	0.81%	0.65%

NET INTEREST MARGIN PERCENTAGE (4)

Quad City Bank and Trust (1)	3.61%	3.66%	3.49%	3.63%	3.30%
Cedar Rapids Bank and Trust	3.93%	3.77%	3.71%	3.82%	3.66%
Community State Bank - Ankeny (5)	4.99%	N/A	N/A	4.99%	N/A
Rockford Bank and Trust	3.50%	3.49%	3.41%	3.51%	3.41%

(1) Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.
(2) Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminated the allowance and impacts this ratio.
(3) Community State Bank's return on average assets includes acquisition costs and various purchase accounting adjustments.
(4) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(5) Community State Bank net interest margin includes approximately $413K of pre-tax acquisition-related amortization/accretion, net.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
GAAP TO NON-GAAP RECONCILIATIONS	2016	2016	2016	2015	2015

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$280,857	$275,117	$235,143	$225,886	$221,115
Less: Intangible assets	22,755	4,595	4,645	4,694	4,744
Tangible common equity (non-GAAP)	$258,102	$270,522	$230,498	$221,192	$216,371

Total assets (GAAP)	$3,280,986	$2,683,434	$2,640,673	$2,593,198	$2,575,855
Less: Intangible assets	22,755	4,595	4,645	4,694	4,744
Tangible assets (non-GAAP)	$3,258,231	$2,678,839	$2,636,028	$2,588,504	$2,571,111

Tangible common equity to tangible assets ratio (non-GAAP)	7.92%	10.10%	8.74%	8.55%	8.42%

	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
CORE NET INCOME (2)	2016	2016	2016	2015	2015	2016	2015

Net income (GAAP)	$6,108	$6,676	$6,373	$6,785	$6,489	$19,157	$10,143

Less nonrecurring items (post-tax) (3):
Income:
Securities gains	$2,764	$12	$233	$211	$37	$3,009	$308
Lawsuit award	-	-	-	-	252	-	252
Total nonrecurring income (non-GAAP)	$2,764	$12	$233	$211	$289	$3,009	$560

Expense:
Losses on debt extinguishment	$2,689	$-	$54	$189	$-	$2,743	$4,481
Acquisition costs (4)	1,506	231	-	-	-	1,737	-
Other non-recurring expenses	-	-	-	-	-	-	513
Accrual adjustments	-	-	-	(487)	-	-	-
Total nonrecurring expense (non-GAAP)	$4,195	$231	$54	$(298)	$-	$4,480	$4,994

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$7,539	$6,895	$6,194	$6,276	$6,200	$20,628	$14,577

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$7,539	$6,895	$6,194	$6,276	$6,200	$20,628	$14,577

Weighted average common shares outstanding	13,066,777	12,335,077	11,793,620	11,744,495	11,713,993	12,398,491	9,878,882
Weighted average common and common equivalent shares outstanding	13,269,703	12,516,474	11,953,949	11,926,038	11,875,930	12,580,042	10,024,441

Core earnings per common share (non-GAAP):
Basic	$0.58	$0.56	$0.53	$0.53	$0.53	$1.66	$1.48
Diluted	$0.57	$0.55	$0.52	$0.53	$0.52	$1.64	$1.45

CORE RETURN ON AVERAGE ASSETS (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$7,539	$6,895	$6,194	$6,276	$6,200	$20,628	$14,577

Average Assets	$2,865,947	$2,640,678	$2,602,350	$2,611,276	$2,563,739	$2,702,992	$2,529,469

Core return on average assets (annualized) (non-GAAP)	1.05%	1.04%	0.95%	0.96%	0.97%	1.02%	0.77%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35%.
(4) Acquisition costs were analyzed individually for deductibility. Presented amounts are tax-effected accordingly.

Contact:
Todd A. Gipple
Executive Vice President
Chief Operating Officer
Chief Financial Officer
(309) 743-7745